UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Motorsport Games Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MOTORSPORT GAMES INC.

5972 NE 4th Avenue

Miami, Florida 33137

Notice of Annual Meeting of Stockholders

to be held on June 21, 2022

To Our Stockholders:

The 2022 annual meeting of stockholders of Motorsport Games Inc. (the “Company”) will be held on June 21, 2022, 11:00 am, local time, at the Company’s offices located at 5972 NE 4th Avenue, Miami, Florida 33137, for the following purposes:

1.	To elect three Class II directors of the Company, two of whom shall be independent directors as defined by applicable rules, to serve for a two-year term expiring in 2024.

2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

3.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

The board of directors of the Company has fixed April 27, 2022 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

If you elected to receive our annual report and proxy statement electronically over the Internet you will not receive a paper proxy card. The annual report and proxy statement are available at www.proxyvote.com.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to vote by electronic access, phone or mail.

By Order of the Board of Directors.

Dmitry Kozko
Chief Executive Officer

Miami, Florida

April 27, 2022

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MOTORSPORT GAMES INC.

5972 NE 4th Avenue

Miami, Florida 33137

PROXY STATEMENT

INTRODUCTION

General

Motorsport Games Inc. (the “Company,” “we,” “us,” or “our”) is a Delaware corporation with its principal executive offices located at 5972 NE 4th Avenue, Miami, Florida 33137. The Company’s telephone number is (305) 507-8799. Unless you elected to receive printed copies of the proxy materials in prior years, you will receive a Notice of Internet Availability of Proxy Materials by mail (the “Internet Notice”). The Internet Notice will tell you how to access and review the proxy materials. If you received an Internet Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions included on the Internet Notice. The Internet Notice is first being sent to stockholders on or about May 1, 2022. The proxy statement and the form of proxy relating to the annual meeting are first being made available to stockholders on or about May 11, 2022.

The 2022 annual meeting of stockholders will be held on June 21, 2022, at 11:00 am, local time, at the Company’s offices located at 5972 NE 4th Avenue, Miami, Florida 33137.

We are paying the cost of this solicitation. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail, facsimile or other means by our officers or regular employees, without paying them any additional compensation or remuneration. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials and annual reports to the beneficial owners of the shares held of record by such persons, and we will, upon request, reimburse them for their reasonable expenses in so doing.

A copy of our annual report for the fiscal year ended December 31, 2021 (which includes our audited financial statements for the two fiscal years ended December 31, 2021 and December 31, 2020) is accessible via the Internet at our web site (http://www.motorsportgames.com), and copies of the annual report will be provided to any stockholder promptly upon request. Such annual report is not, however, incorporated into this proxy statement and it is not to be deemed a part of the proxy soliciting material.

Purpose of the Annual Meeting

The following matters are being submitted for a vote at the annual meeting

1.	To elect three Class II directors of the Company, two of whom shall be independent directors as defined by applicable rules, to serve for a two-year term expiring in 2024.

2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

3.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Voting Procedures

Proxies in the form attached, if properly executed and received in time for voting and not revoked, will be voted as directed in accordance with the instructions on the form.

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In voting by proxy with regard to the election of three Class II directors to serve until the 2024 annual meeting of stockholders, stockholders may vote in favor of all nominees or withhold their votes as to all or any specific nominees. Please see Proposal 1 set forth later in this proxy statement.

In voting by proxy in regard to the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, stockholders may vote for or against or abstain from voting. Please see Proposal 2 set forth later in this proxy statement.

Any properly executed and timely received proxy not so directing or instructing to the contrary will be voted (i) FOR each of the Company’s director nominees and (ii) FOR ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. Please see Proposals 1 and 2 set forth later in this proxy statement. Sending in a signed proxy will not affect a stockholder’s right to attend the meeting and vote in person, since the proxy is revocable.

Any stockholder giving a proxy may revoke it at any time before it is voted at the annual meeting by, among other methods, giving notice of such revocation to the Secretary of the Company, attending the annual meeting and voting in person, or by duly executing and returning a proxy bearing a later date.

We know of no other matters to be presented for action at the annual meeting other than as mentioned. However, if any other matters properly come before the annual meeting in accordance with the bylaws of the Company, the holders of the proxies intend to vote in such manner as they decide in their sole discretion.

Voting Securities

At the close of business on April 27, 2022, the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting, the Company’s outstanding voting securities consisted of 11,673,587 shares of Class A common stock, $0.0001 par value per share (“Class A Common Stock”), of the Company and 7,000,000 shares of Class B common stock, $0.0001 par value per share, of the Company (“Class B Common Stock”). Holders of Class A Common Stock are entitled to one vote per share. Holder of Class B Common Stock is entitled to ten votes per share.

No Appraisal Rights

The Company’s stockholders do not have any “appraisal” or “dissenters’” rights in connection with any proposal.

CORPORATE GOVERNANCE

Director Independence

The Company’s board of directors (the “Board”) currently includes three nonemployee, independent members – Francesco Piovanetti, Neil Anderson and Peter Moore. Each of Messrs. Piovanetti, Anderson and Moore is an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2). A majority of our Board members are independent directors, as three out of the five members of the Board qualify as independent under the NASDAQ listing standards and the rules of the Securities and Exchange Commission (the “Commission”). No director is considered independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder or officer of an organization that has a relationship with us) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Also, all members of the Board’s audit committee, compensation committee and nominating and governance committee are independent directors.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and our principal financial and accounting officer. A copy of our Code of Ethics and Business Conduct has been posted to the “Investors—Governance” section of our Internet website at http://www.motorsportgames.com. We intend to satisfy the requirement under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code of Ethics and Business Conduct by posting such information on our Internet website at http://www.motorsportgames.com. We will provide a copy of our Code of Ethics and Business Conduct to any person without charge, upon written request to our Secretary, 5972 NE 4th Avenue, Miami, Florida 33137, telephone number (305) 507-8799, e-mail address investors@motorsportgames.com.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 27, 2022 for:

●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock and Class B common stock (by number or by voting power);

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

Applicable percentage ownership before the offering is based on 11,673,587 shares of our Class A Common Stock and 7,000,000 shares of our Class B Common Stock outstanding as of April 27, 2022.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption right described above, held by such person that are currently exercisable or will become exercisable within 60 days of the date of April 27, 2022, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Unless otherwise indicated, the address of all listed stockholders is c/o Motorsport Games Inc., 5972 NE 4th Avenue, Miami, FL 33137.

	Shares Beneficially Owned
	Class A		Class B		% of Total Voting
Name of Beneficial Owner	Shares	%	Shares	%	Power(1)
5% Stockholders:
Motorsport Network, LLC (2)	7,000,000	59.96%	7,000,000	100	94.28%
Wasatch Advisors Inc. (3) 505 Wakara Way, 3rd Floor Salt Lake City, UT 84108	1,283,996	11.00%	—	—	1.57%
Directors and Named Executive Officers:
Neil Anderson (4)	18,940	0.16%	—	—	0.02%
Francesco Piovanetti (5)	33,750	0.29%	—	—	0.04%
Peter Moore	—	—	—	—	—
James William Allen (6)	1,282	0.01%	—	—	0.00%
Dmitry Kozko (7)	297,321	2.48%	—	—	0.36%
Jonathan New (8)	5,128	0.04%	—	—	0.01%
Directors and executive officers as a group (6 persons)	356,309	2.99%	—	—	0.43%

(1) Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. See the section titled “Description of Capital Stock—Common Stock” for additional information about the voting rights of our Class A and Class B common stock.

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(2) Consists of shares held of record by Motorsport Network. Mike Zoi is the manager of Motorsport Network and has sole voting and dispositive power with respect to the shares held by Motorsport Network.

(3) Based on Schedule 13G/A filed by Wasatch Advisors Inc. on February 11, 2022.

(4) Includes 3,750 vested shares issuable upon exercise of stock options granted under the Motorsport Games Inc. 2021 Equity Incentive Plan (the “2021 Plan”) to Neil Anderson.

(5) Includes 3,750 vested shares issuable upon exercise of stock options granted under the 2021 Plan to Francesco Piovanetti.

(6) Includes 1,162 vested shares issuable upon exercise of stock options granted under the 2021 Plan to James William Allen.

(7) Includes (i) 58,803 vested shares issuable upon exercise of stock options granted under the 2021 Plan to Dmitry Kozko and (ii) 218,192 vested shares issuable upon exercise of stock options granted outside of the 2021 Plan to Dmitry Kozko.

(8) Includes 5,129 vested shares issuable upon exercise of stock options granted under the 2021 Plan to Jonathan New.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company and their respective ages, and positions with the Company and certain business experience as of April 27, 2022 are set forth below. There are no family relationships among any of the directors or executive officers.

There are no material legal proceedings to which any director or executive officer of the Company, or any associate of any director or executive officer of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Name	Age	Position
Dmitry Kozko	38	Chief Executive Officer and Executive Chairman
Jonathan New	61	Chief Financial Officer
Neil Anderson	76	Director
Francesco Piovanetti	46	Director
Peter Moore	67	Director
James William Allen	55	Director

The Board consists of five members. In accordance with the Company’s certificate of incorporation, the Board is divided into two classes with staggered two-year terms. Subject to the rights of the holders of any series of the Company’s preferred stock then outstanding, each director will serve for a term ending on the date of the second annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I will serve for a term expiring at our first annual meeting of stockholders held following the effectiveness of the Company’s certificate of incorporation on January 8, 2021. Each director initially assigned to Class II shall serve for a term expiring at the Company’s second annual meeting of stockholders held after the effectiveness of the Company’s certificate of incorporation. The term of each director will continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

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Our directors are divided among the two classes as follows:

● the Class I directors are Messrs. Allen and Moore, whose terms will expire on the date of the second annual meeting of stockholders of the Company following the 2021 annual meeting of stockholders and until their respective successors are elected and qualified or as otherwise provided in the bylaws of the Company

● the Class II directors are Messrs. Kozko, Piovanetti and Anderson, whose terms will expire at the second annual meeting of stockholders to be held following the completion of the Company’s initial public offering of Class A Common Stock that occurred in January 2021 (the “IPO”).

Executive officers serve at the discretion of the Board.

Dmitry Kozko, Chief Executive Officer and President. Mr. Kozko has served as our Chief Executive Officer since January 2020 and has served as Executive Chairman since December 2020. A technology entrepreneur and author of more than two dozen patents, Mr. Kozko joined Motorsport Games from its parent company, Motorsport Network in January 2020, having held the positions of Senior VP of Operations and then COO at Motorsport Network since November 2018. Prior to joining Motorsport Network in January 2018, Mr. Kozko was the CEO of Ultracast, a live 360º video and virtual reality platform, and President of IC Realtime, a digital surveillance manufacturer, from February 2014 to November 2018. Mr. Kozko still currently serves as a member of the board of IC Realtime. Mr. Kozko formerly served as the President and Director of Net Element, Inc. (Nasdaq: NETE), a global technology and value-added solutions group that supports electronic payments acceptance in a multi-channel environment, from December 2010 until February 2014 after taking Net Element public and completing the acquisition and integration of Unified Payments, a provider of transaction processing services and payment enabling technologies that was recognized by Inc. Magazine as the fastest growing private company in the United States in 2012. We believe that Mr. Kozko is qualified to serve on the Board because of his extensive leadership and technology experience.

Jonathan New, Chief Financial Officer. Jonathan New has served as our Chief Financial Officer since January 2020. Prior to joining the Company, Mr. New was Chief Financial Officer of Blink Charging Co. (Nasdaq: BLNK), an owner, operator and provider of electric vehicle charging equipment and networked electric vehicle charging services, from July 2018 to January 2020. Prior to Blink Charging Co., Mr. New was Chief Financial Officer of Net Element, Inc. (Nasdaq: NETE), a global technology and value-added solutions group that supports electronic payments acceptance in a multi-channel environment, from 2008 to July 2018. He has a career of leading rapidly growing businesses through levels of increasing success, with experience in directing strategies in accounting, operations, financial planning and analysis, information technology, human resources, mergers and acquisitions (“M&A”), taxation and investor relations. Mr. New obtained his BS in Accounting from Florida State University and began his career with Accenture. He is a member of the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

Neil Anderson has served as a member of the Board since December 2020. Mr. Anderson previously practiced as an attorney with the law firm of Sullivan & Cromwell LLP from 1971 to 2013. Mr. Anderson was a partner at Sullivan & Cromwell from 1979 to 2008 and of counsel to the firm from 2009 to 2013. During the period he was a partner, Mr. Anderson was actively involved in corporate matters, focusing primarily on M&A transactions, both domestically and internationally. Between 2000 and 2002, Mr. Anderson served as the head of Sullivan & Cromwell’s M&A practice in Europe, resident in the firm’s London office. Mr. Anderson has been a frequent speaker and faculty member on professional seminars and programs dealing with M&A and related matters. Mr. Anderson holds a J.D. and an A.B. from Columbia University. We believe that Mr. Anderson is qualified to serve on the Board because of his extensive legal and M&A experience.

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Francesco Piovanetti has served as a member of the Board since December 2020. Mr. Francesco Piovanetti is the Chief Executive Officer and Director of both Arco Capital Corporation, Ltd., a provider of financial investment services, and Arco Global Management LLC, an investment management and consulting firm. He has served in various Arco roles since 2006. Mr. Piovanetti has more than twenty-five years of experience working in various areas of asset management, emerging markets, real estate, corporate finance, capital markets and investment banking. Mr. Piovanetti served as the Chief Executive Officer and Chief Financial Officer of Cazador Acquisition Corp. Ltd. (formerly Nasdaq: CAZA) from April 2010 to June 2012. From 2003 to 2006, he served as a Managing Director at an alternative asset management firm. From 1997 to 2003, he was employed as an Analyst and later as an Associate, a Vice President and then as a Director at Deutsche Bank in its Structured Capital Markets Group, which executed proprietary and client arbitrage transactions. From 1995 to 1997, he served as Senior Analyst in Deloitte & Touche LLP’s Corporate Finance Group where he consulted in the areas of commercial lending, M&A, management buyouts, capital sourcing and valuation services. Mr. Piovanetti received a B.A. in Economics and a B.S. in Finance from Bryant University, and an M.B.A. in Finance from Columbia Business School. We believe that Mr. Piovanetti is qualified to serve on the Board because of his extensive finance experience.

Peter Moore has served as a member of the Board since August 25, 2021. Mr. Moore has more than 30 years of experience in gaming, entertainment and consumer products. Mr. Moore is currently the Senior Vice President and General Manager of Sports and Live Entertainment at Unity Software Inc. (d/b/a Unity Technologies), a role he has held since January 2021. From 2017 to 2021, Mr. Moore served as the Chief Executive Officer at Liverpool F.C. Prior to his time with Liverpool F.C., from 2007 to 2017, Mr. Moore served in a series of senior management roles at Electronic Arts Inc. (“EA”), including Chief Competition Officer of EA’s Competitive Gaming Division, Chief Operating Officer of EA and President of EA Sports. Mr. Moore also previously held roles at Microsoft Corporation, Sega Corporation and Reebok International Ltd. Mr. Moore holds a bachelor’s degree from the University of Keele, United Kingdom, and a master’s degree from California State University, Long Beach. We believe that Mr. Moore is qualified to serve on the Board because of his extensive gaming, entertainment and consumer products industries experience.

James William Allen has served as a member of the Board since December 2020. Mr. Allen has served as President of Motorsport Network, our parent company, since October 2018. Prior to serving as President of Motorsport Network, Mr. Allen served as President EMEA of Motorsport Network from April 2018 to October 2018 and Director of Speed Merchants Ltd, a Motorsport Network affiliate, from July 2017 to April 2018. Prior to joining Motorsport Network, Mr. Allen served as a correspondent and commentator for various media outlets, including BBC, ESPN, ITV and Financial Times, and has 30 years’ experience at the front line of international motorsports. Mr. Allen is an expert in F1, Formula E, Le Mans, IndyCar and many other racing series with deep relationships with rights holders, federations, original equipment manufacturers (OEM), teams, drivers, brands and agencies. Mr. Allen also currently serves as the trustee of Grand Prix Trust, a UK-based charity. Mr. Allen holds an undergraduate BA and MA (Masters) degree in English and Modern Languages from the University of Oxford. We believe that Mr. Allen is qualified to serve on the Board because of his deep understanding of international motorsports and extensive experience in content creation, digital media and broadcast.

Board Leadership Structure

The Board does not currently have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate. The same individual currently separately serves as Chairman of the Board and Chief Executive Officer of the Company. The Board believes that it should be free to decide from time to time in any manner that is in the best interests of the Company and its stockholders whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate.

Risk Oversight Functions

The Board, in fulfilling its oversight role, focuses on the adequacy of our enterprise-wide risk management policies and procedures. The audit committee has been designated to take the lead in overseeing risk management at the Board level. The audit committee is responsible for discussing guidelines and policies to govern the processes by which risk assessment and management is undertaken and handled, and discussing with management the Company’s major financial risk exposures and the steps management takes to monitor and control such exposures. Although the Board’s primary risk oversight has been assigned to the audit committee, the full Board also receives information about the most significant risks that the Company faces.

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Board Meetings and Committees of the Board

The Board of Directors held 11 meetings and acted by unanimous written consent in lieu of a meeting 7 times during the fiscal year ended December 31, 2021. All directors attended 75% or more of the aggregate of the total number of the meetings of the Board of Directors in 2021 and the total number of meetings held by all committees of the Board of Directors on which such directors served in 2021. The Board currently includes three nonemployee, independent members – Neil Anderson, Francesco Piovanetti and Peter Moore. Each of Messrs. Anderson, Piovanetti and Moore is an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2). A majority of our Board members are independent directors, as three out of the four members of the Board qualify as independent under the NASDAQ listing standards and the rules of the Commission.

On January 5, 2021, the Board established its audit committee, compensation committee and nominating and governance committee, the composition and responsibilities of which are described below. Each committee operates pursuant to a written charter, which is reviewed each year. All committee charters are available in the “Investors—Governance” section of our Internet website at http://www.motorsportgames.com.

The audit committee held 5 meetings during the fiscal year ended December 31, 2021.

The compensation held 4 meetings and acted by unanimous written consent in lieu of a meeting 2 times during the fiscal year ended December 31, 2021.

The nominating and governance committee held one meeting and acted by unanimous written consent in lieu of a meeting one time during the fiscal year ended December 31, 2021.

The Board has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is currently comprised of Francesco Piovanetti (audit committee chairman), Neil Anderson and Peter Moore. The audit committee’s responsibilities and other matters related to the audit committee are discussed below under “Audit Committee Report.”

Messrs. Anderson and Piovanetti serve on the compensation committee of the Board. The Board has adopted a written compensation committee charter, which is reviewed each year. The compensation committee is responsible for determining, or recommending to the Board for determination, the compensation of the executive officers and directors of the Company.

Messrs. Anderson and Piovanetti serve on the nominating and governance committee of the Board. The nominating and governance committee’s responsibilities and other matters related to the nominating and governance committee are discussed below under “Director Nominations.”

Director Nominations

The nominating and governance committee of the Board operates pursuant to a written charter, which is reviewed each year. The nominating and governance committee is responsible for the identification of individuals qualified to become members of the Board, the selection or recommendation of the director nominees for annual meetings of stockholders, the selection of director candidates to fill any vacancies on the Board, recommendation of corporate governance principles and related responsibilities. Criteria considered by the nominating and governance committee in identifying and evaluating director nominees include experience in corporate governance, experience in, or relationships within, the Company’s industries, academic or professional expertise, reputation for high moral and ethical standards, business and professional standing that will add to the Board’s stature, business experience, skills and time availability, and the diversity of the skills, background and experience of Board members as a whole. In addition, it is a primary objective of the nominating and governance committee to assure that the Board and its committees satisfy the independence requirements of NASDAQ and any other applicable self-regulatory or regulatory requirements. The nominating and governance committee’s policy with regard to the consideration of diversity in identifying director nominees requires the committee to consider the diversity of the skills, background and experience of Board members as a whole as one of many other criteria that may be considered in recommending candidates for election or appointment to the Board; however, this policy does not require that the composition of the Board be diverse in any manner or that persons identified as director nominees must promote or enhance the diversity of the Board.

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The nominating and governance committee will consider director candidates recommended by stockholders and will evaluate such candidates on the same basis as candidates recommended by other sources. Stockholder recommendations must meet the requirements set forth in the Company’s bylaws, including providing all of the information specified in the bylaws. The notice must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 5972 NE 4th Avenue, Miami, Florida 33137. In order to ensure review and consideration of any stockholder’s recommendation, the notice generally must be received not less than 60 days nor more than 90 days prior to the first anniversary of this year’s annual meeting. However, if next year’s annual meeting is to be held more than 30 days before or 60 days after the anniversary of this year’s annual meeting, notice must be received no later than the later of 70 days prior to the date of the meeting or the 10th day following the Company’s public announcement of next year’s annual meeting date. The Secretary will present such recommendations to the nominating and governance committee. The nominating and governance committee will identify potential candidates through recommendations from the Company’s officers, directors, stockholders and other appropriate third parties.

In 2021, the Company did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. Although the Company is not currently paying a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees, the Company may engage a third-party search firm in the future.

Executive Compensation

We have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. In accordance with these rules, our “named executive officers” for fiscal year 2021 were:

●	Dmitry Kozko, our Chief Executive Officer;
●	Jonathan New, our Chief Financial Officer; and
●	Stephen Hood, our former President.

2021 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years indicated below.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards(5)		All Other Compensation	Total
Dmitry Kozko(1)	2021	$573,707	$1,104,219	$406,660	$3,278,879	(6)	$33,341	$5,396,806
Chief Executive Officer	2020	$437,672	$300,000	$-	$-		$-	$737,672
Jonathan New(2)	2021	$345,259	$150,000	$-	$185,230	(7)	$-	$679,309
Chief Financial Officer	2020	$217,973	$60,000	$-	$-		$-	$277,973
Stephen Hood(3)	2021	$238,860	$151,226	$-	$137,233	(8)	$8,114	$535,433
President	2020	$186,827	$50,000	$-	$-		$1,785	$238,612	(4)

(1) Mr. Kozko was appointed to serve as our Chief Executive Officer effective January 1, 2020. Pursuant to Mr. Kozko’s employment agreement with the Company, Mr. Kozko has elected to replace 80% of his Initial Shares Award (as defined in the summary of Mr. Kozko’s employment agreement under the caption “—Executive Employment Arrangements—Employment Agreement with Dmitry Kozko”) with a cash payment of $800,000, subject to the satisfaction of certain conditions. Accordingly, the Company issued issue to Mr. Kozko outside of the 2021 Plan (i) 20,333 shares representing 0.2% of the expected issued and outstanding shares of the Company’s Class A common stock as of the closing date of the IPO (based on Mr. Kozko’s election) and (ii) stock options to purchase 203,333 shares of the Company’s Class A common stock representing 2.0% of the expected issued and outstanding shares of the Company’s Class A common stock as of the closing date of the IPO, vested immediately upon issuance. See “—Executive Employment Arrangements—Employment Agreement with Dmitry Kozko.”

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(2) Mr. New was appointed to serve as our Chief Financial Officer effective January 3, 2020. Pursuant to Mr. New’s offer letter with the Company, Mr. New was eligible to receive a one-time cash bonus in the following amounts and subject to the following terms: (a) a cash bonus of $150,000 (subject to the applicable withholding and deductions) after consummation of the IPO, such bonus payable to Mr. New 90 days after the consummation of the IPO; and (b) a cash bonus of $150,000 (subject to the applicable withholding and deductions) if the Company consummates a private offering of the Company’s securities either concurrently or prior to the IPO. See “—Executive Employment Arrangements—Offer Letter with Jonathan New.”

(3) Mr. Hood was appointed to serve as our President effective April 1, 2019. Mr. Hood was paid in pound sterling for fiscal years 2021 and 2020. The amounts (other than under the column “Bonus”) included in the table above for Mr. Hood for fiscal year 2021 were determined by converting his compensation in pound sterling to U.S. dollars using the average exchange rate for fiscal year 2020 (approximately 1 pound sterling = 1.3757 U.S. dollars). The amounts (other than under the column “Bonus”) included in the table above for Mr. Hood for fiscal year 2020 were determined by converting his compensation in pound sterling to U.S. dollars using the average exchange rate for fiscal year 2020 (approximately 1 pound sterling = 1.3599 U.S. dollars). After consummation of the IPO, Mr. Hood was eligible to receive a one-time cash bonus of $100,000 (subject to the applicable withholding and deductions) payable to Mr. Hood 90 days after the consummation of the IPO. See “—Executive Employment Arrangements—Employment Agreement with Stephen Hood.” On January 21, 2022, the Company notified Stephen Hood that his position will be eliminated effective January 21, 2022. Mr. Hood will receive the following separation payments: £43,750 in lieu of his entitlement to 3 months’ termination notice, £37,019 in lieu of accrued but untaken holiday pay and an £60,000 ex gratia settlement payment which includes statutory redundancy as required under the law of England & Wales.

(4) Represents the Company’s contribution to a defined contribution plan in Mr. Hood’s name in the United Kingdom.

(5) In connection with the IPO and to provide additional retention incentives, the Company granted, effective on the date that the Company’s registration statement on Form S-1 (File No. 333-251501), as amended, filed in connection with the Company’s IPO, became effective, stock options under the 2021 Plan to purchase an aggregate of 141,592 shares of the Company Class A common stock to certain employees at an exercise price per share equal to the initial public offering price in the IPO, including stock options to purchase 26,410, 12,308 and 11,795 shares of the Company Class A common stock to Messrs. Kozko, New and Hood, respectively, which will vest in three equal annual installments from the date of grant.

(6) Option awards were issued to Mr. Kozko during the year ended December 31, 2021 that had an aggregate grant date fair value of $3,278,879. The awards have strike prices ranging between $20 to $23.86, and, as such, have zero intrinsic value as of April 27, 2022, the date of this proxy statement. No awards were exercised by Mr. Kozko during the year ended December 31, 2021.

(7) Option awards were issued to Mr. New during the year ended December 31, 2021 that had an aggregate grant date fair value of $185,230. The awards have strike prices ranging between $20 to $23.9, and, as such, have zero intrinsic value as of April 27, 2022, the date of this proxy statement. No awards were exercised by Mr. New during the year ended December 31, 2021.

(8) Option award was issued to Mr. Hood during the year ended December 31, 2021 that had a grant date fair value of $137,233. The award has a strike price $20, and, as such, has zero intrinsic value as of April 27, 2022, the date of this proxy statement. No awards were exercised by Mr. Hood during the year ended December 31, 2021.

Elements of the Company’s Executive Compensation Program

For fiscal years 2020 and 2021, the compensation for our named executive officers generally consisted of a base salary, a discretionary cash bonus, standard employee benefits and, for our named executive officer in the United Kingdom, a Company contribution to a defined contribution plan retirement plan. The Company’s equity awards and cash bonuses, as part of our executive compensation program for named executive officers following the consummation of the Company’s IPO in January 2021 are described below under “—Actions Taken in Connection with the Company’s IPO.” We may also grant other equity awards and cash bonuses as part of our executive compensation program for named executive officers, as determined by the Board or our compensation committee.

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Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. Base salaries may be increased based on the individual performance of the named executive officer, Company performance, any change in the executive’s position within our business, the scope of his or her responsibilities and any changes thereto. Base salaries may also be increased as required under the terms of a named executive officer’s employment agreement, as applicable.

Cash Bonus

From time to time the Board or compensation committee may approve bonuses for our named executive officers based on individual performance, company performance or as otherwise determined appropriate.

Equity Compensation

In connection with the Company’s IPO, we adopted the 2021 Plan, which became effective immediately prior to the consummation of the Company’s IPO, in order to facilitate the grant of equity awards to our employees, consultants, and directors for the purposes of obtaining and retaining services of these individuals, which we believe is essential to our long-term success. For additional information about the 2021 Plan, see “Incentive Compensation Plan” below.

Other Elements

We provide various employee benefit programs to our named executive officers, including health and life insurance benefits, which are generally available to all of our employees. We also currently maintain a 401(k) retirement savings plan for our U.S. employees, including our U.S.-based named executive officers, who satisfy certain eligibility requirements, and a similar retirement savings plan for our employees in the United Kingdom.

2021 Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to outstanding equity awards at the end of the Company’s fiscal year 2021 for the “named executive officers”:

	Number of securities underlying unexercised options - exercisable	Number of securities underlying unexercised options - unexercisable		Option exercise price ($)	Option Grant Date	Option Expiration Date

Dmitry Kozko	203,333	-		20.00	1/13/21	1/13/31
	-	26,410	(1)	20.00	1/13/21	1/13/31
	-	150,000	(1)	20.00	6/18/21	6/18/31
	-	44,577	(1)	23.86	6/18/21	6/18/31
Jonathan New	-	12,308	(1)	20.00	1/13/21	1/13/31
	-	3,077	(1)	23.90	3/26/21	3/26/31
Stephen Hood (2)	-	11,795	(1)	20.00	1/13/21	1/13/31

(1)	Options issued vest ratably over a three-year period, beginning on the first anniversary of the date of issuance.

(2)	On January 21, 2022, the Company notified Stephen Hood that his position would be eliminated effective January 21, 2022.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Commission initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Directors, officers and greater than ten percent stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, the following persons have failed to file on a timely basis the identified reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

Name and Relationship	Number of late reports	Transactions not timely reported	Known failures to file a required form
Peter Moore, Director	1	1	-

Equity Compensation Plan Table

The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price per share of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	312,689	$20.35	687,311
Equity compensation plans not approved by stockholders	-	-	-
Total	312,689	$20.35	687,311

Director Compensation

Historically, we have not paid cash or equity compensation to any of our non-employee directors for service on the Board, and no such amounts were paid to our non-employee directors during fiscal year 2020. As of December 31, 2020, none of our non-employee directors held any option awards or unvested stock awards in us.

The Board has adopted a non-employee director compensation policy, which became effective immediately prior to the consummation of the Company’s IPO. Under the non-employee director compensation policy, our non-employee directors are eligible to receive compensation for service on the Board and committees of the Board as follows:

● Each non-employee director shall be entitled to receive $25,000 annually as a cash retainer for their board service, with additional annual cash retainers of (i) $2,000 for each member of our compensation committee or nominating and governance committee other than the chairman of each of these committees; (ii) $5,000 for the chairman of our compensation committee or nominating and governance committee; (iii) $8,000 for each member of our audit committee other than the chairman of this committee; and (iv) $16,000 for the chairman of our audit committee. All cash retainers are paid quarterly in arrears.

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● Additionally, each non-employee director shall receive an annual stock option award under the 2021 Plan to purchase such number of shares of our Class A common stock that will equal $75,000 divided by the closing trading price of our Class A common stock on the date of each such grant, which will vest one year from the date of grant. Upon the occurrence of certain corporate events, including a change of control of the Company, all such stock option awards will immediately vest. The initial annual stock option award was awarded to each of our non-employee directors in connection with the Company’s IPO.

Our non-employee directors are entitled to reimbursement of ordinary, necessary and reasonable out-of-pocket travel expenses incurred in connection with attending in-person meetings of the Board or committees thereof. In the event our non-employee directors are required to attend greater than four in-person meetings or 12 telephonic meetings during any fiscal year, such non-employee directors shall be entitled to additional compensation in the amount of $500 for each additional telephonic meeting beyond the 12 telephonic meeting threshold, and $1,000 for each additional in-person meeting beyond the four in-person meeting threshold.

The following table further summarizes the compensation paid to the Company’s non-employee directors for service as a director during 2021:

Director Name	Fees earned or paid in cash ($)	Option awards ($)	Stock awards ($)	Total ($)
Rob Dyrdek, former director	33,000	42,068	50,000	125,068
Francesco Piovanetti, director	54,000	42,068	100,000	196,068
Neil Anderson, director	52,000	42,068	50,000	144,068
Peter Moore, director	33,000	14,831	-	47,831
James Allen, employee director	-	44,750	-	44,750

(1) On August 25, 2021, Rob Dyrdek retired from the role of non-employee director and was replaced by Peter Moore, effective August 25, 2021.

(2) In connection with the IPO and to provide additional retention incentives, the Company granted, effective on the date that the Company’s registration statement on Form S-1 (File No. 333-251501), as amended, filed in connection with the Company’s IPO, became effective:

●	stock options under the 2021 Plan to purchase an aggregate of 11,250 shares of the Company Class A common stock to Messrs. Anderson, Piovanetti and Dyrdek at an exercise price per share equal to the initial public offering price in the IPO, which will vest one year from the date of grant and are intended to constitute the 2020 annual grant under our non-employee director compensation policy (see “—Director Compensation”);

●	stock options under the 2021 Plan to purchase an aggregate of 3,846 shares of the Company Class A common stock to Mr. Allen at an exercise price per share equal to the initial public offering price in the IPO, which will vest one year from the date of grant; and

●	2,500 shares of the Company Class A common stock under the 2021 Plan to each of Neil Anderson and Rob Dyrdek, members of our board of directors, which represents a stock award equal to $50,000 to each of Messrs. Anderson and Dyrdek divided by the initial public offering price in the Company’s IPO, vested immediately upon issuance.

(3) In connection with the IPO, effective on the date that the Company’s registration statement on Form S-1 (File No. 333-251501), as amended, filed in connection with the IPO, become effective, the Company also granted Francesco Piovanetti, a member of our Board, 5,000 shares of our Class A common stock under the 2021 Plan, which represents a stock award equal to $100,000 divided by the initial public offering price in the IPO, vested immediately upon issuance. On the one-year anniversary date of the closing of the Company’s IPO, the Company intend to grant Mr. Piovanetti an additional stock award for such number of shares of the Company Class A common stock that will equal $100,000 divided by the closing trading price of our Class A common stock on the date of such grant, which would vest immediately upon issuance. These awards are expected to be granted to Mr. Piovanetti for his continuing service as chair of our audit committee and as an “audit committee financial expert” (subject to his qualification and appointment, as applicable) and are in addition to the non-employee director compensation that Mr. Piovanetti is entitled to as set forth under “—Director Compensation.”

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Executive Employment Arrangements

Employment Agreement with Dmitry Kozko

We are party to an employment agreement, effective as of January 1, 2020, with Dmitry Kozko, our Chief Executive Officer, for a term expiring on December 31, 2024. After such term expires, Mr. Kozko will be employed as an employee “at will.” Mr. Kozko’s base salary will be $500,000 per annum, subject to annual increases to 103% of the base salary paid to Mr. Kozko in the prior calendar year. Pursuant to the employment agreement, Mr. Kozko will serve on the Board upon consummation of the Company’s IPO until such time as Mr. Kozko’s employment with us is terminated for any reason.

In the event Mr. Kozko’s employment is terminated by us during the term of the employment agreement without “Cause” or by Mr. Kozko for “Good Reason” (as such terms are defined in such employment agreement), Mr. Kozko will be entitled to (i) payment of any unpaid base salary, (ii) continuation of payment of his base salary from the effective date of such termination to the earlier of expiration of 12 months after the date of such termination or to the end of the term of the employment agreement and (iii) reimbursement of his business expenses if any are then due. In addition, upon such termination, all of his (if any) unvested stock awards or stock option awards pursuant to our equity incentive plans (including the 2021 Plan) will be deemed vested on the effective date of such termination. Further, all of his (if any) unvested stock awards or stock option awards pursuant to our equity incentive plans (including the 2021 Plan) will vest upon a “Change in Control” (as such term is defined in such employment agreement) if it occurs during Mr. Kozko’s employment with the Company.

Mr. Kozko is entitled to participate (in addition to the additional incentive compensation described below) in all equity incentive plans generally available to our executive officers, subject to our compensation committee determining any awards and performance metrics for such awards under any such plans. Subject to approval by from time to time by the Board or compensation committee, Mr. Kozko may be entitled to bonuses based on his performance, the Company performance or otherwise.

Mr. Kozko is entitled to the following additional incentive compensation outside of our equity incentive plans, including the 2021 Plan (the “Additional CEO Incentive”):

(a) If (i) a liquidity event of the Company occurs that results in the Company’s valuation of at least $100,000,000 and (ii) an occurrence, pursuant to the applicable loan documents, of the triggering event for the repayment by us to Motorsport Group, LLC, Motorsport Network, LLC and/or their affiliates of the aggregate amount of investment by such parties in us and our subsidiaries through the date of consummation or closing of such liquidity event, as applicable, has occurred, we will issue as promptly as practicable to Mr. Kozko (1) such number of shares of our Class A common stock that would constitute 1.0% of the total shares of our Class A common stock expected to be issued and outstanding (on a fully diluted basis) immediately upon the closing of the initial liquidity event (the “Initial Shares Award”) and (2) a stock option award for such number of shares of our Class A common stock that would constitute 2.0% of the total shares of our Class A common stock expected to be issued and outstanding (on a fully diluted basis) immediately upon the closing of the initial liquidity event (the “Initial Option Award,” and together with the Initial Shares Award, the “Initial Award”).

A liquidity event includes, with respect to the Company, a sale or exchange of capital stock, a merger or consolidation, a recapitalization, a tender or exchange offer, a leveraged buy-out, in each case to an unaffiliated purchaser or the Company or its parent causing a sale by the Company and its subsidiaries of substantially all of the Company’s and its subsidiaries consolidated assets to an unaffiliated purchaser, an initial public offering of the Company’s equity securities (“IPO”), including the offering contemplated hereby, or any monetization event of the Company (together with its subsidiaries), but only so long as in each such transaction, sale, reorganization, merger, recapitalization, tender or exchange offer, buy-out, monetization event or IPO, Motorsport Group, LLC, Motorsport Network, LLC and/or their affiliates receive in full the aggregate amount of their investment in the Company and its subsidiaries. In the case of an IPO, the Company’s valuation will be the market capitalization based on the initial public offering price in the offering and for any other liquidity event, the Company’s valuation will be on a cash-free, debt-free basis based on the consideration paid or payable in such liquidity event.

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Mr. Kozko had an option, in his discretion, to replace all or a portion of his Initial Shares Award with a cash payment of up to $1,000,000. By way of example only: if Mr. Kozko opts to replace one-half of his Initial Shares Award with a cash payment, the cash amount would be $500,000; if Mr. Kozko opts to replace his entire Initial Shares Award with a cash payment, the cash amount would be $1,000,000. Pursuant to Mr. Kozko’s employment agreement, the Company had to gross up the amount of such cash payment by increasing the gross amount of such cash payment to Mr. Kozko to account for the taxes withheld from or attributable to such payment.

(b) Subject to satisfaction of the conditions set forth in paragraph (a) above, the amount of stock options for the shares of our Class A common stock to be issued to Mr. Kozko will be increased from time to time in the percentage increments set forth below if either:

(1)	in the event of a liquidity event that is an IPO that results in the listing of our Class A common stock on a major stock exchange such as Nasdaq or the New York Stock Exchange (“IPO”) and at all times after the IPO so long as our Class A common stock is traded on a major stock exchange such as Nasdaq or NYSE, our market capitalization targets (summarized below) are achieved from time to time by us (such targets will be deemed achieved if during any 60 consecutive calendar days, the average closing trading price of our Class A common stock corresponds to the market capitalization targets (summarized below)); or

(2)	in the event of a liquidity event that is not an IPO and so long as our Class A common stock is not traded on a major stock exchange such as Nasdaq or NYSE, our valuation targets summarized below are achieved by us. The percentage increments described in this paragraph will be the percentage of the total shares of our Class A common stock issued and outstanding on a fully diluted basis on the date of the applicable issuance.

The percentage of increase in the number of stock options to be issued to Mr. Kozko will be 0.2% of the total shares of our Class A common stock issued and outstanding on a fully diluted basis on the date of the applicable issuance for each $50,000,000 incremental increase of the Company’s market capitalization target or valuation target (as applicable) in excess of $100,000,000, provided, however, that the percentage of increase in the number of stock options to be issued to Mr. Kozko will be 1.5% of the total shares of our Class A common stock issued and outstanding on a fully diluted basis on the date of the applicable issuance for the incremental increase of the Company’s market capitalization target or valuation target (as applicable) from $950,000,000 to $1,000,000,000. There will be no more incremental increases after the $1,000,000,000 threshold is reached.

Such shares and stock option issuances pursuant to the Additional CEO Incentive have been approved by the sole manager of Motorsport Gaming US LLC, our predecessor, and were ratified by our compensation committee prior to the consummation of the Company’s IPO. The shares and stock options were, and, to the extent to be issued in the future under the terms of the employment agreement, will be, issued to Mr. Kozko in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(a)(2) of the Securities Act and the resale of such shares will be restricted subject to compliance with applicable law, including the Securities Act.

The per share exercise price for any stock options issuable to Mr. Kozko pursuant to the Additional CEO Incentive may not be less than the fair market value of a share of our Class A common stock on the date of grant. In the case of an Initial Option Award issued in connection with an IPO (if the applicable liquidity event that triggers such award is an IPO), the per share exercise price will be equal to the initial public offering price in the offering.

Other than the Initial Award that vested immediately upon issuance, all other stock options issuable to Mr. Kozko pursuant to the Additional CEO Incentive will be subject to vesting in three equal installments during the three-year period after the date of issuance of the applicable stock options (i.e., 1/3rd vesting on the date that is 12 months after the issuance of the applicable stock options, 1/3rd vesting on the date that is 24 months after the issuance of the applicable stock options and 1/3rd vesting on the date that is 36 months after the issuance of the applicable stock options), but only so long as Mr. Kozko continues to be employed by the Company as of each such vesting date. Further, all stock options issuable to Mr. Kozko pursuant to the Additional CEO Incentive will expire ten years from the date of grant.

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However, (a) if Mr. Kozko’s employment is terminated at any time during the term of the employment agreement by the Company for any reason (including in the event of death or disability) other than for Cause or by Mr. Kozko for Good Reason, or in the event of a Change in Control during Mr. Kozko’s employment, then (1) all earned but not yet vested stock options issued pursuant to the Additional CEO Incentive will vest upon such termination or the effective date of such Change in Control (as applicable) and (2) the vested shares and/or stock options issued pursuant to the Additional CEO Incentive will not be forfeited by Mr. Kozko; and (b) in the event his employment is terminated at any time during the term of his employment agreement either (1) by him for any reason (other than Good Reason) or (2) by us for Cause, all unvested stock options issued pursuant to the Additional CEO Incentive will be forfeited by Mr. Kozko.

On June 18, the Company, upon the approval and recommendation of the compensation committee of the Company’s board of directors and the approval by the Company’s board of directors, entered into an amendment to the employment agreement (the “Amendment”). Section 5.3(a) of the original employment agreement provided for an initial stock option award to Mr. Kozko in connection with a contemplated IPO based on an assumed $100 million IPO market value of the Company. As the IPO valuation of the Company exceeded the scale set forth in the original employment agreement by establishing an initial market value of the Company of $215.6 million based on the IPO’s $20 per share price, pursuant to the Amendment, Mr. Kozko was granted, as of the close of business on June 18, 2021, an additional stock option award covering 150,000 shares of the Company’s Class A common stock under the 2021 Plan (the “Option”) to clarify and true up what was originally contemplated by the original employment agreement. In addition, pursuant to the Amendment, the chart in paragraph (b) of Section 5.3 of the employment agreement was amended to delete (i) the Company’s market cap targets of $150 million and $200 million, and (ii) the related stock option awards associated with such market cap targets. All other Company market cap targets in such chart and the related stock option awards associated with such market cap targets in paragraph (b) of Section 5.3 of the employment agreement remained unchanged and in full force and effect.

Offer Letter with Jonathan New

We gave Jonathan New an offer letter, dated October 19, 2020, which was effective as of January 3, 2020, confirming his position as our Chief Financial Officer with a starting date of January 3, 2020. Mr. New’s employment with the Company is at-will. Pursuant to the offer letter, Mr. New is entitled to a base salary of $300,000 per year and to have his benefits grossed up. Mr. New is also entitled to receive an annual stock option award for such number of shares of our Class A common stock that will equal his then applicable annual base salary divided by the closing trading price of our Class A common stock on the date of each such grant, which will vest in three equal annual installments from the date of grant. For 2021, Mr. New was eligible for an additional cash bonus of up to $250,000 (subject to the applicable withholding and deductions) available at our CEO’s discretion and subject to certain performance criteria to be established by our CEO. Further, Mr. New was also be eligible to receive a one-time cash bonus in the following amounts and subject to the following terms: (a) a cash bonus of $150,000 (subject to the applicable withholding and deductions) if we consummate the Company’s IPO, such bonus was payable to Mr. New 90 days after the consummation of the Company’s IPO; and (b) a cash bonus of $150,000 (subject to the applicable withholding and deductions) if we consummate a private offering of our securities either concurrently or prior to the Company’s IPO.

Employment Agreement with Stephen Hood

On June 26, 2018, Stephen Hood entered into an employment agreement with Autosport Media UK Limited, a subsidiary of Motorsport Network, to serve as Head of eSports. On April 5, 2019, the parties agreed that Mr. Hood would transition to President of Motorsport Games, effective April 1, 2019. On October 1, 2020, Mr. Hood entered into a new employment agreement with our UK subsidiary, Motorsport Games Limited, to serve as President of Motorsport Games, which replaced Mr. Hood’s prior employment agreement. Pursuant to this new employment agreement, Mr. Hood was entitled to a base salary of £145,000 per year, was eligible to receive a discretionary bonus and had the right to participate in the Company’s group pension plan for UK employees. In addition, other than in connection with a termination for cause as specified in the agreement, the Company had to provide Mr. Hood notice in writing three months in advance of any termination of employment. However, the Company could terminate Mr. Hood immediately by paying a sum equal to his gross basic salary (less any deductions) in lieu of this notice period or any remaining part of it. Following the consummation of the Company’s IPO, Mr. Hood’s gross salary increased to $230,000 (to be paid in pound sterling at the then applicable exchange rate). Subject to consummation of the Company’s IPO, Mr. Hood was also be entitled to be paid a one-time cash bonus of $100,000 (subject to the applicable withholding and deductions) payable to Mr. Hood 90 days after the consummation of the Company’s IPO. Mr. Hood was also be entitled to receive an annual stock option award for such number of shares of our Class A common stock that will equal his then applicable annual base salary divided by the closing trading price of our Class A common stock on the date of each such grant, which will vest in three equal annual installments from the date of grant. On January 21, 2022, the Company notified Stephen Hood that his position will be eliminated effective January 21, 2022. Mr. Hood will receive the following separation payments: £43,750 in lieu of his entitlement to 3 months’ termination notice, £37,019 in lieu of accrued but untaken holiday pay and an £60,000 ex gratia settlement payment which includes statutory redundancy as required under the law of England & Wales.

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Incentive Compensation Plan

The Company believes that its ability to grant equity-based awards is a valuable compensation tool that enables the Company to attract, retain, and motivate our employees, consultants, and directors by aligning their financial interests with those of our stockholders. Accordingly, the Board and stockholders adopted the 2021 Plan, which became effective immediately prior to the consummation of the Company’s IPO. The 2021 Plan is filed as an exhibit to the Company’s registration statement on Form S-1 (File No. 333-251501), as amended, filed in connection with the Company’s IPO.

Certain Relationships and Related Transactions

The following are summaries of transactions since January 1, 2020 to which we have been a participant that involved amounts that exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at December 31, 2021 and 2020, and in which any of our directors, executive officers or any other “related person” as defined in Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), had or will have a direct or indirect material interest.

Relationship with Motorsport Network

From time to time, Motorsport Network, LLC (“Motorsport Network”), as our majority stockholder, and other related entities pay for Company expenses on the Company’s behalf. In addition, Motorsport Network occasionally advances funds to the Company under a promissory note (the “Promissory Note”) with Motorsport Network. During the years ended December 31, 2021 and 2020, the Company incurred expenses of $1,400,000 and $1,099,846 respectively, that were paid by Motorsport Network on its behalf and are reimbursable by the Company to Motorsport Network under the Promissory Note. During the years ended December 31, 2021 and 2020, the Company received from Motorsport Network cash proceeds of $2,157,707 and $361,145, respectively, in connection with advances under the Promissory Note.

Services Agreement

On January 1, 2020, the Company entered into a three-year services agreement with Motorsport Network (the “Services Agreement”), pursuant to which Motorsport Network will provide exclusive legal, development and accounting services on a full-time basis to support our business functions. The Services Agreement can be extended by mutual agreement and may be terminated by either party at any time. Pursuant to the Services Agreement, we are required to pay monthly fees to Motorsport Network as follows: (i) $5,000 for legal services, (ii) $2,500 for accounting services and (iii) on an hourly, per use basis, from $15 to $30 per hour for development services.

Promotion Agreement

On August 3, 2018, the Company entered into a promotion agreement with Motorsport Network (the “Promotion Agreement”), pursuant to which Motorsport Network will provide the Company with exclusive promotion services consisting of the use of its and its affiliates’ various media platforms to promote our business, organizations, products and services in the racing video game market and related esports activities. The Promotion Agreement will remain in effect until such date that Motorsport Network no longer holds at least 20% of the voting interest in the Company, at which time the Promotion Agreement will terminate automatically. Under the terms of the Promotion Agreement, the Company is required to give Motorsport Network an exclusive first look at any media-related activity in consideration of the promotion services.

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Lease Agreement

On February 8, 2022, the Company entered into a lease agreement with Lemon City Group, LLC for office space located at 350 NE 60th Street, Miami, Florida 33137 (the “Lease”). The term of the Lease is 5 years commencing on April 1, 2022 and expiring on March 31, 2027. The lease is terminable with a 60-day written notice with no penalty. The base rent from the lease commencement date through March 31, 2027 is fixed $16,000 per month. The security deposit is $16,000. Upon commencement of the Lease term on April 1, 2022, the current 5-year lease agreement for office space in Miami, Florida between 704Games LLC, a subsidiary of the Company, and Lemon City Group, LLC will be terminated without penalty. The terms of the current 5-year lease agreement for office space in Miami, Florida were disclosed in the Company’s prior filings, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 2020 filed on March 24, 2021. Lemon City Group, LLC is controlled by the manager of Motorsport Network, LLC.

Audit Committee Report

The audit committee of the Board consists of three non-employee directors, Francesco Piovanetti (audit committee chairman), Neil Anderson and Peter Moore. The audit committee operates under a written charter, which is reviewed each year and is available in the “Investors—Governance” section of our Internet website at http://www.motorsportgames.com. The Board has determined that Francesco Piovanetti is financially sophisticated as described in NASDAQ Listing Rule 5605(c)(2) and qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. We believe that the audit committee’s current member composition satisfies the rules of NASDAQ that govern audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASDAQ Listing Rule 5605(a)(2).

The audit committee monitors and oversees the Company’s accounting and financial reporting process on behalf of the Board, reviews the independence of its independent registered public accounting firm and is responsible for approving the engagement of its independent registered public accounting firm for both audit services and permitted non-auditing services, the scope of audit and non-audit assignments and fees related to all of the foregoing, and also is responsible for reviewing the accounting principles used in financial reporting, internal financial auditing procedures, the adequacy of the internal control procedures and critical accounting policies.

Management is responsible for the Company’s financial statements, systems of internal control and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board and issuing reports thereon. The audit committee’s responsibility is to monitor and oversee these processes.

The audit committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the audit committee’s charter. In this context, the audit committee discussed with Grant Thornton LLP the results of its audit of the Company’s financial statements for the year ended December 31, 2021.

Specifically, the audit committee has reviewed and discussed with the Company’s management the audited financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting. In addition, the audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and any other matters required to be discussed under generally accepted auditing standards. These discussions included the scope of the independent registered public accounting firm’s responsibilities, significant accounting adjustments, any disagreement with management and a discussion of the quality (not just the acceptability) of accounting principles, reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The independent registered public accounting firm provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee discussed with the independent registered public accounting firm that firm’s independence. During fiscal year 2021, the Company retained its independent registered public accounting firm, Grant Thornton LLP, for the audit of the fiscal year 2021 financial statements and the review of the Company’s 2021 3rd quarter financial statements. Dixon Hughes Goodman LLP reviewed the Company’s 2021 1st and 2nd quarters financial statements. See below regarding the Company’s change of its independent auditor under the heading “Additional Information Regarding Change of Independent Auditor.”

19

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements, together with Management’s Discussion and Analysis of Financial Condition and Results of Operations, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Commission.

Additional Information Regarding Change of Independent Auditor

As reported on Company’s Current Report on Form 8-K, filed with the Commission on September 7, 2021 (the “Current Report”), on September 1, 2021, the board of directors of the Company, at the recommendation of the audit committee, approved the appointment of Grant Thornton LLP as the Company’s new independent registered public accounting firm, effective upon the Company’s dismissal of Dixon Hughes Goodman LLP on September 1, 2021.

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through September 1, 2021, neither the Company nor anyone acting on its behalf, consulted with Grant Thornton LLP regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

The Company notified Dixon Hughes Goodman LLP on September 1, 2021 that it would be dismissed as the Company’s independent registered public accounting firm, effective September 1, 2021. The decision to change independent registered public accounting firms was approved by board of directors of the Company after recommendation of the audit committee. Dixon Hughes Goodman LLP’s reports on the Company’s financial statements for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019 and the subsequent interim period through September 1, 2021, there were (i) no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, with Dixon Hughes Goodman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Dixon Hughes Goodman LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

The Company has provided Dixon Hughes Goodman LLP with the disclosures under this Item 4.01(a), and Dixon Hughes Goodman LLP’s letter addressed to the SEC, in which it states its agreement with the statements in this item 4.01(a), is filed as Exhibit 16.1 to the Current Report.

Submitted by the Audit Committee of the Board.

Francesco Piovanetti, Chairman
Neil Anderson
Peter Moore

20

PROPOSAL 1

ELECTION OF DIRECTORS

Three directors, which will constitute the entire Class II of the Board, are to be elected at the annual meeting to hold office until the date of the second annual meeting of stockholders of the Company following the 2022 annual meeting of stockholders and until their respective successors are elected and qualified or as otherwise provided in the bylaws of the Company. The Board has designated the persons listed below to be nominees for election as directors. Each of the nominees is currently serving as a director of the Company. Each of the nominees has consented to being named in the proxy statement and to serve if elected. The Company has no reason to believe that any of the nominees will be unavailable for election. However, should any nominee become unavailable, the Board may designate a substitute nominee or authorize a lower number of directors. Each proxy will be voted for the election to the Board of all of the Board’s nominees unless authority is withheld to vote for all or any of those nominees.

Name	Director Since
Dmitry Kozko	December 2020
Francesco Piovanetti	December 2020
Neil Anderson	December 2020

For biographical and other information (including their principal occupation for at least the past five years) regarding the director nominees, see “DIRECTORS AND EXECUTIVE OFFICERS.”

Required Vote

The nominees for director will be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the annual meeting and entitled to vote. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director. As a result, abstentions and broker non-votes have no effect on Proposal 1.

The Board recommends a vote FOR the election of each of the nominees listed above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has appointed and the Board has affirmed Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022.

Prior to the Company’s appointment of Grant Thornton LLP on September 1, 2021, Dixon Hughes Goodman LLP served as the Company’s auditor for the years ended December 31, 2020, 2019 and 2018, and for the year ended December 31, 2019, the Successor Period from August 15, 2018 through December 31, 2018, and the Predecessor Period from January 1, 2018 through August 14, 2018. We refer to as the “Predecessor Period,” the period up to the acquisition date of August 14, 2018 for 704Games Company, and the periods including and after that date for Motorsport Gaming US LLC, which we refer to as the “Successor Period.”

Although ratification of the Company’s independent accounting firm by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the audit committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Grant Thornton LLP, the audit committee may reconsider its selection. No representative of Grant Thornton LLP is expected to be present at the Annual Meeting.

21

Principal Accountant Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Grant Thornton LLP for the year ended December 31, 2021 and Dixon Hughes Goodman LLP for year ended December 31, 2020.

	Grant Thornton LLP	Dixon Hughes Goodman LLP
	Year Ended December 31, 2021	Year Ended December 31, 2020
Audit Fees (1)	$257,570	$114,138
Audit Related Fees (2)	$100,075	-
Tax Fees	$21,200	-
All Other Fees	-	-
Total	$378,845	$114,138

(1) Audit fees primarily represent fees for professional services provided in connection with the audit of the Company’s financial statements, review of quarterly financial statements and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2) Audit-related fees represent fees reasonably related to the performance of the audit or review of the Company’s financial statements not reported under “Audit Fees” above.

Audit Committee Pre-Approval Policy

The audit committee of the Board pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit services, the audit committee specifically approves the engagement of our independent registered public accounting firm. As such, the engagement of Grant Thornton LLP to render audit services, audit related services and other services was approved by the audit committee in advance of the rendering of the services.

Audit Committee Report

See Audit Committee Report beginning on page 22 of this proxy statement. Such report is incorporated herein by this reference.

Required Vote of Stockholders

Approval of this Proposal 2 requires the affirmative vote of a majority of our capital stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 2. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal 2.

The Board recommends a vote “FOR” the proposal to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2023 annual meeting of stockholders must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 5972 NE 4th Avenue, Miami, Florida 33137, generally no later than 120 calendar days before the date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting (i.e., January 11, 2023) in order to receive consideration for inclusion in the Company’s 2023 proxy materials. However, if next year’s annual meeting is to be held more than 30 days before or 30 days after the anniversary of this year’s annual meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our 2023 proxy materials. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Notice of proposals to be considered at next year’s meeting but not included in the proxy statement must meet the requirements set forth in the Company’s bylaws, including providing all of the information specified in the bylaws. The notice must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 5972 NE 4th Avenue, Miami, Florida 33137. Each proposal submitted must be a proper subject for shareholder action at the meeting. The notice generally must be received not less than 60 days nor more than 90 days prior to the first anniversary of this year’s annual meeting. However, if next year’s annual meeting is to be held more than 30 days before or 60 days after the anniversary of this year’s annual meeting, notice must be received no later than the later of 70 days prior to the date of the meeting or the 10th day following the Company’s public announcement of next year’s annual meeting date.

OTHER MATTERS

EACH PERSON SOLICITED MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (WITH EXHIBITS) FOR THE COMPANY’S FISCAL YEAR ENDED DECEMBER 31, 2021, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO THE ATTENTION OF THE SECRETARY OF THE COMPANY, AT THE COMPANY’S EXECUTIVE OFFICES LOCATED AT 5972 NE 4TH AVENUE, MIAMI, FLORIDA 33137.

22

motorsport GAMES

SCAN TO
VIEW MATERIALS & VOTE

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D84187-P73795

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOTORSPORT GAMES INC.

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees (Class II directors)

01) Dmitry Kozko
02) Francesco Piovanetti
03) Neil Anderson

The Board of Directors recommends that you vote FOR the following proposal:

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business that may properly come before the annual meeting or any postponement or adjournment thereof.

NOTE: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D84188-P73795

MOTORSPORT GAMES INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
June 21, 2022

Notice of Internet Availability of Proxy Materials

Proxy materials relating to the Annual Meeting of Stockholders are available at www.proxyvote.com

The undersigned stockholder(s) of Motorsport Games Inc., a Delaware corporation (the "Company"), hereby appoint(s) Dmitry Kozko and Jonathan New, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of the Company that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 21, 2022, at 11:00 am, local time, at 5972 NE 4th Avenue, Miami, Florida 33137 and any adjournment or postponement of that meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE COMPANY'S DIRECTOR NOMINEES AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side